POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints each of Jeremy Cogan, Mark Busch and Patrick Rogers, signing singly, as the undersigned's true and lawful attorney-in-fact to:

	(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as a director or officer of Movano Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder (the "Exchange Act"), as well as the Form ID to obtain and/or renew EDGAR codes for use in connection with the filing of Forms 3, 4 and 5 and any other related documentation;

	(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5,
Form ID or other related documentation, complete and execute any amendment or amendments thereto, and timely file such forms or documentation with the United
States Securities and Exchange Commission and any stock exchange or similar authority;

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion; and

	(4)	in connection with the preparation and filing of Forms 3, 4 and 5, seek or obtain, as the undersigned's attorney-in-fact and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in connection with the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange
Act.  Additionally, although pursuant to this Power of Attorney the Company will use commercially reasonable best efforts to timely and accurately file Section
16 reports on behalf of the undersigned, the Company does not represent or warrant that it will be able to in all cases timely and accurately file Section
16 reports on behalf of the undersigned due to various factors, including, but not limited to, the shorter deadlines mandated by the Sarbanes-Oxley Act of
2002, possible time zone differences between the Company and the undersigned and the Company's need to rely on other parties for information, including the undersigned and brokers of the undersigned.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th  day of March, 2021.

Dvinewave Irrevocable Trust		Dvinewave Irrevocable Trust

/s/ Gregory S. Tamkin			/s/ Carl A. Schmidtman, President
Name:  Gregory S. Tamkin		Name:  Dorsey & Whitney Trust Company
Title: Trustee			             Carl A. Schmidtman
				        Title:  Trustee